UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2016

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 - Results of Operation and Financial Condition.

On April 21, 2016 LSI Industries Inc. (the "Company") issued a press release announcing operating results for the third quarter and nine months ended March 31, 2016. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information contained herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Section 5 – Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective April 20, 2016 the Board of Directors of the Company appointed John K. Morgan to the Board and as Chairman of the Compensation Committee. The Board has determined that Mr. Morgan  is an independent director in accordance with guidelines that the Company has adopted, which guidelines comply with the listing standards set forth by The NASDAQ Stock Market. Mr. Morgan, 61 years old, served as the Chairman, President and Chief Executive Officer of Zep Inc., a specialty chemicals company, from October 2007 until his retirement in June 2015. From July 2007 to October 2007, he served as Executive Vice President of Acuity Brands and President and Chief Executive Officer of Acuity Specialty Products, just prior to its spin off from Acuity Brands, Inc. From 2005 to July 2007, he served as President and Chief Executive Officer of Acuity Brands Lighting. He also served Acuity Brands as President and Chief Development Officer from 2004 to 2005, as Senior Executive Vice President and Chief Operating Officer from 2002 to 2004, and as Executive Vice President from 2001 to 2002. Mr. Morgan has served on the Board of Directors of Wesco International,  a provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, since 2008 and is currently the Chairman of Wesco's Compensation Committee.

There is no arrangement or understanding between Mr. Morgan  and any other person pursuant to which Mr. Morgan  was appointed as a Director of the Company, and there have been no transactions nor are there any proposed transactions between the Company and Mr. Morgan  that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Morgan  will receive compensation for his service as a director in accordance with the Company's compensation policies for non-employee directors, which are described under the heading "Director Compensation" in the Company's proxy statement filed with the SEC on October 5, 2015.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated April 21, 2016, reporting LSI Industries Inc. operating results for the quarter and nine months ended March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
LSI INDUSTRIES INC.

BY: /s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
April 21, 2016